UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 12, 2019, the board of directors of Altus Midstream Company (the “Company”) approved amendments to the Company’s Code of Business Conduct (the “Code”), which governs the conduct of all directors, officers, and employees and other individuals working for the Company and its subsidiaries with express authority to act on behalf of the Company. The amendments include, among other things, modifications to: (i) the process for submitting actual or potential conflicts of interest for review by the Company, in accordance with the Company’s policies regarding conflicts of interest and gifts and entertainment (the “Policies”); (ii) the process for documenting and/or seeking pre-approval for certain gifts and entertainment, in accordance with the Policies; and (iii) the Company’s commitment to human rights and its expectations regarding the actions of its employees and those with whom it does business. The remainder of the amendments to the Code are technical, administrative, or non-substantive.

The foregoing summary of the amendments to the Code is qualified in its entirety by the full text of the Code, as amended, which is available free of charge on the “About – Governance” section of the Company’s website at www.altusmidstream.com. Other information, materials, and content on the Company’s website do not constitute part of and are not incorporated into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: September 16, 2019	/s/ Ben C. Rodgers
Ben C. Rodgers
Chief Financial Officer and Treasurer